UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8‑K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2016
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OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	0-19582 (Commission File Number)	56-0751714 (I.R.S. Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)

(336) 889-5000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2016, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved and the Company entered into a Second Amendment to the Second Amended and Restated Employment Agreement with Earl E. Congdon, the Company’s Executive Chairman, and a Second Amendment to the Amended and Restated Employment Agreement with David S. Congdon, the Company’s Vice Chairman and Chief Executive Officer (together, the “Amendments”). The definitions of capitalized terms, if not so defined herein, may be found in the Amendments.

The Amendments, among other things: (i) modify the definition of Good Reason in each agreement to include a material reduction in each executive’s incentive bonus opportunities; and (ii) remove each executive’s ability to receive termination compensation upon his exercise of the Notice Exception.

The foregoing summary of the material terms of the Amendments is qualified in its entirety by reference to the copies of the Amendments included as Exhibits 10.17.21 and 10.17.22 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

10.17.21	Second Amendment to Second Amended and Restated Employment Agreement, effective October 20, 2016, by and between Old Dominion Freight Line, Inc. and Earl E. Congdon.

10.17.22	Second Amendment to Amended and Restated Employment Agreement, effective October 20, 2016, by and between Old Dominion Freight Line, Inc. and David S. Congdon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.
By:	/s/ John P. Booker, III
John P. Booker, III Vice President - Controller (Principal Accounting Officer)

Date:	October 26, 2016

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.    Description

10.17.21	Second Amendment to Second Amended and Restated Employment Agreement, effective October 20, 2016, by and between Old Dominion Freight Line, Inc. and Earl E. Congdon.

10.17.22	Second Amendment to Amended and Restated Employment Agreement, effective October 20, 2016, by and between Old Dominion Freight Line, Inc. and David S. Congdon.